EXHIBIT 10.22
                        FIRST AMENDMENT TO MANUFACTURING,
                      DISTRIBUTION AND ASSIGNMENT AGREEMENT

     This First Amendment to Manufacturing, Distribution and Assignment Agreement is entered into on the dates set forth below but effective the 19th day of June, 1998 by and between National Boston Medical, Inc., hereafter called "NBM" and DermaGuard, Inc. hereinafter called "DermaGuard".

     WHEREAS, NBM and DermaGuard have entered into that certain Manufacturing, Distribution and Assignment Agreement made effective the 19th day of June, 1998 (hereinafter the "Agreement");

     WHEREAS, the parties hereto desire to amend the Agreement as set forth below.

     NOW, THEREFORE, in consideration of the premises and the mutual obligations set forth herein, the parties do hereby agree to amend the Agreement as follows:

1. The first sentence of the first paragraph of Article 10 of the Agreement is hereby amended to read as follows:

           "This Agreement shall be for a primary term commencing effective the 19th day of June, 1998 and terminating on the date of expiration of the patent presently pending on the Product presently known as 'VIRUSHIELD'."

2. Article 3G is amended to delete the last word "products" and to insert the word "Products", in lieu thereof.

3.   Article 13 is hereby amended to read as follows:

           "NBM does hereby assign, transfer, convey and deliver to DermaGuard the exclusive right and the ability to use all rights, statements and claims made by, for, or on behalf of VIRUSHIELD as evidenced by and pursuant to NBM's patent or patent pending (Application No.
              ), including, although not limited to, the trademarks and service marks associated therewith. Further, this assignment shall automatically extend and apply to and include any further patents, patent pending applications or related rights obtained by NBM relative to any of its Products including, although not limited to, VIRUSHIELD. NBM hereby represents, warrants and covenants that it has executed no other or prior assignment or transfer of said patents, patent pending applications or related rights or any portion thereof or any rights associated therewith. This assignment, transfer, conveyance and delivery to DermaGuard of the exclusive right and the ability to use all rights, statements and claims made by, for or on
           behalf  of  the  Product,   VIRUSHIELD  shall  include  such  rights,
           statements and claims made by, for or on behalf of the Product presently known as VIRUSHIELD, whether or not said Product presently known as VIRUSHIELD is manufactured, marketed or distributed under the name VIRUSHIELD or any other trade name whatsoever."

4.   A new Article 17 is added to the Agreement as follows:

           17. Default. In the event either party is in default of any of its obligations herein, the other party may, after having given written notice of the specific default complained of and the defaulting party failing to cure the default complained of within thirty (30) days after receipt of said written notice, (a) terminate this Agreement by written notice to the defaulting party and recover any and all damages including attorneys fees, costs and expenses caused by or incurred


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           as a result of said defaults, (b) enforce specific performance of the defaulting party's obligations, (c) sue for and recover any and all damages sustained by said party as a result of the defaults complained of without terminating this Agreement, (d) obtain a temporary restraining order to restrain the defaulting party from continuing the actions complained of, it being hereby acknowledged that any default under this Agreement by either party shall cause irreparable harm to the other party thereby entitling the movant to a
           temporary   restraining   order  without  the  necessity  of  proving
           irreparable harm, (e) perform such obligation on behalf of the defaulting party, who shall immediately reimburse the other party for the full cost of performing such obligation, of (f) have recourse to any other remedy to which it may be entitled by law. Notwithstanding anything herein to the contrary, if any default by either party herein cannot reasonably be remedied within thirty (30) days after written notice of default, then such party shall have such additional time as shall be reasonably necessary to remedy such default before any remedies of default may be enforced. The prevailing party in any litigation herein shall be entitled to recover the full amount of its attorneys fees, costs and expenses incurred in order to enforce and protect its rights."

5. The last three lines of Article 14 are deleted and the following inserted in lieu thereof:

           "it being the express intent of the parties hereto, that no entity, other than DermaGuard, shall be granted the right by NBM to compete with NBM utilizing private labeled Products of NBM or any derivatives thereof. Nothing in this Article 14 shall be construed as limiting, modifying or an exception to the exclusive rights granted to DermaGuard set forth in Article 2 above. It being further agreed and understood that any private label agreements established by NBM pursuant to this Article 14 shall expressly prohibit said national accounts and/or vendors, including direct marketing companies and distributors with access to limited or specified market groups from sale of any of the Products including those marketed under any private label agreements to any Exclusive Customers.

6. All of the terms, covenants, conditions and obligations set forth in the Agreement except as specifically hereby amended are hereby ratified and confirmed.

WITNESSES:                                   DERMAGUARD, INC.


 /s/illegible                                By:  /s/ Egbert L. Ming
--------------------                         ----------------------------
 /s/Alverz Ferrovilles                              President
----------------------

                                             NATIONAL BOSTON MEDICAL, INC.
/s/ Karen E Rogers
--------------------
 /s/ Amy L. Kristurns                        By:  /s/Daniel J. Hoyng
--------------------                         -----------------------------
                                                 President